UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2007

                              DELCATH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   001-16133             06-1245881

(State or other jurisdiction of   Commission File        (IRS Employer
           incorporation)             Number)           Identification No.)


      1100 Summer Street, Stamford, Connecticut              06905
      (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (203) 323-8668


                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Not applicable.

     (e) At a meeting of the Compensation and Stock Option Committee of the Board of Directors of Delcath Systems, Inc. (the "Company") on February 1, 2007, the Committee approved an increase in the monthly compensation payable to Richard Taney, the Company's Chief Executive Officer, from $20,000 to $30,000.

     (f) Not applicable.

Section 8- Other Events

Item 8.01 Other Events.

     Appointment of Chairman

     On February 2, 2007 the Company issued a press release announcing that Harold S. Koplewicz, M.D. had been appointed Chairman of the Company's Board of Directors at the meeting of the Board held on February 1, 2007.

     Further information concerning Dr. Koplewicz is contained in the Company's press release dated February 2, 2007, a copy of which is filed as Exhibit 99 hereto and which is incorporated herein by reference.

     Settlement of Litigation

     In addition, the Company announced in its February 2, 2007 press release that it had settled its lawsuit against Jonathan A. Foltz, the Company's former Director of Operations. The settlement provides for mutual releases of claims and for the Company to pay a portion of Mr. Foltz's attorneys fees.


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     Filter Technology and Evaluation

     On February 5, 2007 Delcath was informed of a voluntary commercial filter recall by its current filter manufacturer due to issues concerning sterility assurance. However, both because the Company's use of these filters is investigational rather than commercial and because the FDA approved protocols for the Company's clinical trials require filter sterilization at each study center as part of the procedure, the commercial recall will not prevent the Company from continuing its clinical trials currently in progress. In addition, in response to a request from the Food and Drug Administration and in an effort to further characterize the performance attributes of its current filters, Delcath had already begun a series of detailed testing protocols with a number of recognized filter testing laboratories. This comprehensive testing program will establish a more complete set of baseline empirical data for our current filters and provide the basis for comparative evaluations of new filters from alternative suppliers. The Company is taking a number of steps to assess its current filter and catheter technologies and has embarked on an active program of research and development with leading hemo-filtration technology companies. The objectives of this initiative are to improve and enlarge the Company's intellectual property position and to develop novel filter technologies to optimize performance and enable expanded clinical applications. The ongoing filter testing program will both support the continued use of the current filters in Delcath's clinical studies and provide a reference standard for the development and assessment of new filters and filtration technologies.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Exhibits:

         Exhibit                     Description

              99        Press Release dated February 1, 2007 of Delcath Systems,
                        Inc.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DELCATH SYSTEMS, INC.



                                             By:       /s/ RICHARD TANEY
                                                 ---------------------------
                                                     Richard Taney
                                                     Chief Executive Officer


Date: February 7, 2007


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                                 EXHIBIT INDEX


         Exhibit                     Description

              99        Press Release dated February 1, 2007 of Delcath Systems,
                        Inc.